EXHIBIT 23.2

Consent of Independent Registered Public Accounting Firm

We hereby consent to the incorporation by reference in this registration statement on Form S-8 of Media Sciences International, Inc. of our report dated September 17, 2007, with respect to the consolidated financial statements of Media Sciences International, Inc. and subsidiaries included in the Company’s Annual Report on Form 10-KSB for the year ended June 30, 2007.

/s/ Amper, Politziner & Mattia, P.C.

October 9, 2007

New York, New York